As filed with the Securities and Exchange Commission June 11, 1997

                                                       Registration No. 33-32788


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                                FP BANCORP, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                              6712                    33-0018976
(State or other jurisdiction      (Primary Standard Industrial   (IRS Employer
of incorporation or organization)   Classification Code No.)      Identification
                                                                       number)

                             613 WEST VALLEY PARKWAY
                        ESCONDIDO, CALIFORNIA 92025-4929
                                 (760) 741-3312
              (Address of Principal Executive Offices and Zip Code)
                      ------------------------------------

               SECOND AMENDED AND RESTATED 1988 STOCK OPTION PLAN
                               OF FP BANCORP, INC.
                            (full title of the plan)
                      ------------------------------------

         HARVEY L. WILLIAMSON                            COPY TO:
            PRESIDENT/CEO                        KURT L. KICKLIGHTER, ESQ.
           FP BANCORP, INC.                     HIGGS, FLETCHER & MACK LLP
       613 WEST VALLEY PARKWAY               2000 FIRST NATIONAL BANK BUILDING
   ESCONDIDO, CALIFORNIA 92025-4929                 401 WEST "A" STREET
            (760) 741-3312                   SAN DIEGO, CALIFORNIA 92101-7908
                                                      (619) 236-1551
(Name, address, including ZIP Code,
and telephone number, including area code,
of agent for service)
                         Calculation of Registration Fee
--------------------------------------------------------------------------------


   Title of securities       Amount to be             Proposed              Proposed maximum          Amount of
    to be registered        registered (1)        maximum offering         aggregate offering       registration
                                                price per share (2)            price (2)               fee(1)
-----------------------------------------------------------------------------------------------------------------
      Common Stock          500,000 shares             $17.75                  $8,875,000              $1,345
-----------------------------------------------------------------------------------------------------------------


(1) Of these shares, 250,000 were previously registered pursuant to the registration statement amended hereby.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices as of June 6, 1997, as provided by Rule 457.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange
Commission:

         ITEM 3(A).

                  Annual Report of Registrant on Form 10-KSB for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3(B).

                  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in ITEM 3(A) above.

         ITEM 3(C).

         The description of the Registrant's Common Stock which is contained in Registrant's Registration Statement on Form S-4 under the Securities Act, Registration No. 33-87388, including any amendment or report filed for the purpose of updating such description.

         All documents, reports and definitive proxy or information statements subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of certain officers, directors, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, including under circumstances in which indemnification may otherwise be discretionary under Delaware law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

        Item 601 of
        -----------
       Regulation S-B
       --------------
  Exhibit Reference Number               Description of Exhibit
  ------------------------               ----------------------

                    4*          Second Amended and Restated 1988 Stock
                                Option Plan of FP Bancorp, Inc., as
                                amended on November 23, 1993, March 22,
                                1994, and May 21, 1996. (Previously
                                filed as Exhibit A to the Company's
                                definitive Proxy Statement, filed May
                                23, 1996.)

                    5 Opinion of Higgs, Fletcher & Mack LLP as to the legality of securities being registered.

                   23.1 Consent of Higgs, Fletcher & Mack LLP (included in Exhibit 5).

                   23.2         Consent of KPMG Peat Marwick LLP

                   25           Powers of Attorney (included in signature page)

*Indicates document incorporated by reference


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on the 11th day of June, 1997.

Date:  June 11, 1997.                  FP BANCORP, INC.
                                       (Registrant)


                                       By:  /s/ Harvey L.Williamson
                                       ------------------------------------
                                            Harvey L. Williamson, President
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Harvey L. Williamson and Michael J. Perdue, or either of them, his attorney - in - fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.


          Name                                             Capacity                 Date
          ----                                             --------                 ----

 /s/  Mark N.Baker*                                         Director            June 11, 1997
------------------------
Mark N. Baker

/s/  Gary W. Deems.
--------------------                                        Director,           June 11, 1997
Gary W. Deems                                               Executive Vice
                                                            President, Chief
                                                            Administrative
                                                            Officer and Secretary

/s/  Earle W. Frey, Jr.*                                    Director            June 11, 1997
--------------------------------------
Earle W.Frey, Jr.


/s/  Robert W. Klemme*                                        Director                  June 11, 1997
-----------------------------------------------------
Robert W. Klemme


/s/  Joseph J. Kuebler*                                       Director                  June 11, 1997
-----------------------------------------------------
Joseph J. Kuebler/s/


Randall C. Luce*                                              Director                  June 11, 1997
-----------------------------------------------------
Randall C.Luce


/s/  Larry R. Markham*                                        Director                  June 11, 1997
-----------------------------------------------------
Larry R. Markham


/s/  Richard W. McBride*                                     Director                  June 11, 1997
-----------------------------------------------------
Richard W. McBride


/s/  Michael J. Perdue                                       Director,                 June 11, 1997
-----------------------------------------------------
Michael J. Perdue                                            Executive Vice
                                                             President, and Chief
                                                             Operating Officer (Principal
                                                             Financial Officer and
                                                             Principal Accounting
                                                             Officer)


/s/  Richard S. Spanjian*                                     Director                  June 11, 1997
-----------------------------------------------------
Richard S.Spanjian


/s/  Robert M. Spanjian*                                      Director                  June 11, 1997
-----------------------------------------------------
Robert M. Spanjian


/s/  Richard B. Thomas*                                       Director                  June 11, 1997
-----------------------------------------------------
Richard B. Thomas


/s/  Michael W. Wexler                                        Director                  June 11, 1997
-----------------------------------------------------
Michael W. Wexler



/s/  Harvey L. Williamson                                     Director,                 June 11, 1997
-----------------------------------------------------         President and
Harvey L. Williamson                                          Chief Executive Officer
                                                              (Principal Executive Officer)



*Indicates signature pursuant to Power of Attorney as described on Page II-4.
